Required by 77Q1(d)

Rule 18f-3 Plan for Janus Investment Fund with respect to Janus Mid Cap Value Fund and Janus Small Cap Value Fund is incorporated herein by reference to
Exhibit 14(e) to Post-Effective Amendment No. 106 to Janus Investment Fund's registration statement on Form N-1A, filed on January 3, 2003, Accession number 0001035704-03-000010 (File No. 2-34393). Since the filing thereof, the effective date of the agreement was changed from March 21, 2003 to December 10, 2002.